GANNETT CO., INC.



                        1978 EXECUTIVE LONG-TERM INCENTIVE PLAN


                          [Reflects All Amendments Through
                           Amendment No. 7 - May 7, 1996]

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                               TABLE OF CONTENTS


     ARTICLE I     GENERAL


           1.1 Purpose ................................  1
           1.2 Administration .........................  1
           1.3 Eligibility for Participation ..........  2
           1.4 Types of Awards Under Plan .............  3
           1.5 Aggregate Limitation on Awards .........  3
           1.6 Effective Date and Term of Plan ........  4
           1.7 Prior Plans ............................  5


     ARTICLE II    STOCK OPTIONS


           2.1 Award of Stock Options .................  5
           2.2 Option Agreements ......................  6
           2.3 Option Price ...........................  6
           2.4 Term and Exercise of Options ...........  6
           2.5 Manner of Payment ......................  7
           2.6 Death of Optionee ......................  7
           2.7 Retirement or Disability ...............  8
           2.8 Termination for Other Reasons ..........  8
           2.9 Effect of Exercise .....................  8
          2.10  Maximum Value of ISO Shares ............ 9


     ARTICLE III   ALTERNATE APPRECIATION RIGHTS


           3.1 Award of Alternate Rights ..............  9
           3.2 Agreement Evidencing
                 Alternate Rights .....................  9
           3.3 Exercise ............................... 10
           3.4 Amount of Payment ...................... 10
           3.5 Form of Payment ........................ 11
           3.6 Effect of Exercise ..................... 11
           3.7 Termination of Employment
                 or Death ............................. 11


     ARTICLE IV    PERFORMANCE UNITS


         4.1   Award of Performance Units ............. 12
         4.2   Performance Unit Agreements ............ 12
         4.3   Number of Performance Units ............ 12
         4.4   Stated Value of Performance
                 Units ................................ 13

         4.5   Payment of Non-Related
                 Performance Units .................... 13
         4.6   Payment of Related Performance
                 Units ................................ 14
         4.7   Form of Payment ......................   15
         4.8   Performance Targets ..................   15
         4.9   Termination of Employment ............   16
         4.10  Death, Disability or Retirement ......   16


    ARTICLE V      STOCK INCENTIVE RIGHTS


     5.1   Award of Stock Incentive Rights ........     17
     5.2   Stock Incentive Agreements .............     17
     5.3   Shares Issuable Under Stock
             Incentive Rights .....................     17
     5.4   Incentive Period .......................     18
     5.5   Dividend Equivalents ...................     18
     5.6   Termination of Employment ..............     18
     5.7   Death, Disability or Retirement ........     19


    ARTICLE VI     MISCELLANEOUS

     6.1   General Restriction ....................     19
     6.2   Non-Assignability ......................     20
     6.3   Withholding Taxes ......................     20
     6.4   Right to Terminate Employment ..........     22
     6.5   Non-Uniform Determinations .............     22
     6.6   Rights as a Shareholder ................     23
     6.7   Definitions ............................     23
     6.8   Leaves of Absence ......................     24
     6.9   Newly Eligible Employees ...............     24
     6.10  Adjustments ............................     24
     6.11  Reorganization .........................     25
     6.12  Amendment of the Plan ..................     27
     6.13  Change in Control Provisions ...........     27



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                           GANNETT CO., INC.

                1978 EXECUTIVE LONG-TERM INCENTIVE PLAN
              [Showing All Amendments Through May 7, 1996]


                             ARTICLE I

                              GENERAL


     1.1   Purpose
     The purpose of this l978 Executive Long-Term Incentive Plan (the "Plan") is to provide for the officers and other key employees of Gannett Co., Inc. and its subsidiaries (collectively called the "Company") an incentive to join or remain in the employ of the Company, and to maintain and enhance the Company's long-term performance record.

     1.2  Administration
           (a) The Plan shall be administered by the Executive Compensation Committee (the "Committee") of the Company's Board of Directors, as constituted from time to time. The Committee shall consist of at least three members of the Board, none of whom shall be, while serving on the Committee, or shall have been, within one year prior to commencement of service on the Committee, eligible to receive an award under the Plan or under any other plan of the Company or its affiliates under which participants are entitled to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates.
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                                -2-

           (b) The Committee shall have the authority, in its sole discretion and from time to time: (i) to designate the employees or classes of employees eligible to participate in the Plan; (ii) to grant awards provided in the Plan in such form and amount as the Committee shall determine; (iii) to impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and
     (iv) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.
           (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

     1.3  Eligibility for Participation
     Participants shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee shall give consideration to the functions and responsibilities of the individual, past and potential contributions to profitability and
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                                -3-

sound growth, the value of his services to the Company, and any other factors deemed relevant by the Committee.

     1.4  Types of Awards Under Plan
     Awards under the Plan may be in the form of any one or more of the following:
           (a)  options ("Options"), as described in Article II;
           (b) alternate appreciation rights ("Alternate Rights"), as described in Article III;
           (c)  Performance Units, as described in Article IV; and/or
           (d) stock incentive rights ("Incentive Rights"), as described in Article V.

     1.5    Aggregate Limitation on Awards
           (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of common stock of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 17,811,047 which consists of 12,000,000 added in Amendment No. 7 and 5,811,047 which were available for issuance under the Plan as of the close of business on January 1, 1996.
           (b) For purposes of Section 1.5(a), in addition to shares of Common Stock actually issued pursuant to Incentive Rights and the exercise of Options, there shall be deemed to have been issued a number of shares equal to the sum of (i) the number of shares of Common Stock in respect of which
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                                -4-

     Alternate Rights (as described in Article III) shall have been exercised, and (ii) the number of Related and Non-Related Performance Units (as described in Article IV) the value of which the Company shall have paid under the Plan.
           (c) Any shares of Common Stock subject to an Option or Incentive Right which for any reason is terminated, canceled, forfeited, unexercised or expires shall again be available for issuance under the Plan, but shares subject to an Option which are not issued as a result of the exercise of Alternate Rights or payment of Related Performance Units shall not again be available for issuance under the Plan.

     1.6  Effective Date and Term of Plan
           (a)  The Plan shall become effective on
     December 26, 1977 and the Committee may, in its discretion, make awards to eligible employees as of that date, subject, however, to the approval of the Plan by the holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the 1978 annual meeting of the stockholders of the Company.
           (b) No awards shall be made under the Plan after the last day of the Company's 2007 fiscal year; provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.
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                                -5-


     1.7  Prior Plans
           Effective on December 26, 1977, no further awards shall be made under the Company's 1968 Stock Option Plan (as amended), the 1975 Long-Term Incentive Compensation Plan, the Speidel Stock Option Plan #1 or the Speidel Stock Option Plan #2; provided, however, that any rights theretofore granted under any such Plan shall not be affected.

                            ARTICLE II
                          STOCK OPTIONS

     2.1  Award of Stock Options
     The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more Incentive Stock Options, as defined in Internal Revenue Code Section 422A ("ISO's"), and/or nonstatutory options ("NISO's") (both referred to herein as "Options" except where specifically referenced otherwise) to purchase the number of shares of Common Stock allotted by the Committee. The date an Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan. An ISO shall not be granted to an employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company. In no event shall the Committee grant to any participant during any fiscal year options representing more than 175,000 shares of Common Stock.

     2.2  Option Agreements
     The grant of an Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of an Option ("optionee"), stating the number of shares of Common Stock subject to the Option evidenced thereby, and in such form as the Committee may from time to time determine.

     2.3  Option Price
     The purchase price per share of Common Stock ("option price") deliverable upon the exercise of an Option shall be not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted, as determined by the Committee.

     2.4  Term and Exercise of Options
     Unless otherwise determined by the Committee, each Option granted under the Plan shall become exercisable with respect to 25% of the shares subject thereto on the first anniversary of the date of grant thereof, and with respect to an additional 25% of such shares on each of the second, third and fourth anniversaries of such date of grant. Options may be partially exercised from time to time within such percentage limitations. Options granted under the Plan shall be exercisable during such period or periods as the Committee shall determine; provided, however, that no Option shall be exercisable more than 10 years after the date of grant thereof.

     2.5  Manner of Payment
     Each Stock Option Agreement shall set forth the procedure governing the exercise of the Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company the full option price for such shares. The option price may be paid with cash or, upon the prior approval of the Committee and in accordance with applicable laws and regulations, with a combination of cash and shares of the Company's Common Stock already owned by the optionee. Shares of the Company's Common Stock tendered to the Company shall be applied to the full option price at their fair market value as of the end of the day of exercise. For these purposes, their fair market value shall be determined under Section 6.7(c). No fractional shares may be tendered or accepted in payment of the option price. As soon as practicable after receipt of payment of the full option price, the Company will deliver to the optionee a certificate or certificates for the shares of Common Stock acquired by the exercise.

     2.6  Death of Optionee
     Upon the death of the optionee, any rights to the extent exercisable on the date of death may be exercised by the optionee's estate, or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within both the remaining effective term of the Option and one year after the optionee's death. The provisions of this Section
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                                -8-

2.6 shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

     2.7  Retirement or Disability
     Upon termination of the optionee's employment by reason of permanent disability or retirement at or after age 65, or, in the sole discretion of the Committee, early retirement prior to age 65, the optionee may, within 90 days from the date of termination, exercise any Option to the extent such Option was exercisable on the date of termination. The Committee may, for any Options granted at any time under the Plan, in its discretion, extend the exercise period to up to three years following such termination of employment; provided, however, in no event shall any such extension extend the term of any Option beyond the ten (10) year maximum term limit provided by Section 2.4.

     2.8  Termination for Other Reasons
     Except as provided in Sections 2.6 and 2.7, or except as otherwise determined by the Committee, all Options granted under the Plan shall terminate upon the termination of the optionee's employment.

     2.9  Effect of Exercise
     The exercise of any Option shall cancel that number of
related Alternate Rights, if any, and that number of Related
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                                -9-

Performance Units, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Option.

     2.10  Maximum Value of ISO Shares
     The aggregate fair market value (determined as of the date of grant) of the shares of Common Stock subject to options that first become exercisable in any calendar year may not exceed $100,000 per employee, and no grant or grants of ISO's shall be made to an employee, under this Plan or any other ISO plan of the Company or its subsidiaries, that provides for the exercise of a greater amount.

                           ARTICLE III
                  ALTERNATE APPRECIATION RIGHTS

     3.1  Award of Alternate Rights
     Concurrently with the award of any Option under the Plan to purchase one or more shares of Common Stock, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the optionee a related alternate appreciation right ("Alternate Right") with respect to each such share of Common Stock.

     3.2  Agreement Evidencing Alternate Rights
     Alternate Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

     3.3  Exercise
     An optionee who has been granted Alternate Rights may, from time to time, in lieu of the exercise of an equal number of Options, elect to exercise one or more Alternate Rights and thereby become entitled to receive from the Company payment in such form and amount as shall be determined pursuant to Sections
3.4 and 3.5. Alternate Rights shall be exercisable only to the same extent and subject to the same conditions as the Option or Options related thereto are exercisable, as provided in Article
II. An Alternative Right issued in tandem with an ISO may be exercised only when the market price of the stock subject to the ISO exceeds the exercise price of the ISO. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Alternate Rights.

     3.4  Amount of Payment
     The amount of payment to which an optionee shall be entitled upon the exercise of each Alternate Right shall be equal to 80% of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the fair market value of a share of Common Stock on the date the Option related to said Alternate Right was granted; provided, however, that the amount of payment shall not exceed 100% of the fair market value of a share of Common Stock on the date the Option related to said Alternate Right was granted.

     3.5  Form of Payment
     Payment of the amount to which an optionee is entitled upon the exercise of Alternate Rights, as determined pursuant to
Section 3.4, shall be made in cash, shares of Common Stock or partly in cash and partly in shares of Common Stock, as the Committee shall determine. To the extent that payment is made in Common Stock, the number of shares shall be determined by dividing the amount of such payment by the fair market value of a share of Common Stock as of the close of business on the date on which the Company receives notice of the optionee's exercise of such Alternate Rights.

     3.6  Effect of Exercise
     The exercise of any Alternate Rights shall cancel an equal number of shares of Common Stock subject to the Options related thereto and an equal number of Performance Units, if any, related to said Options.

     3.7  Termination of Employment or Death
     In the event that a recipient of Alternate Rights ceases to be employed by the Company for any reason, his Alternate Rights shall be exercisable only to the extent and upon the same conditions that the Options related thereto are exercisable under
Article II and, in addition, only upon the specific approval of the Committee.

                            ARTICLE IV
                        PERFORMANCE UNITS

     4.1  Award of Performance Units
     The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant one or more Performance Units to any participant under the Plan. At the time it grants any Performance Units under the Plan, the Committee shall determine whether or not such Performance Units shall be related (on a one-for-one basis and with the effect herein set forth) to shares of Common Stock which are subject to an Option concurrently being granted under the Plan to the grantee of such Units. Performance Units which are so related to shares of Common Stock are sometimes referred to herein as "Related Performance Units," and Performance Units which are not so related are sometimes referred to herein as "Non-Related Performance Units."

     4.2  Performance Unit Agreements
     Performance Units granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

     4.3  Number of Performance Units
          (a) Upon making an award, the Committee shall determine (and the Performance Unit Agreement shall state) the number of Performance Units granted to the grantee. If the Units awarded are Related Performance Units, the number of such Units shall be equal to the number of shares of Common Stock subject to the Option or Options granted concurrently therewith to the grantee.
          (b) Upon the exercise of any Options or Alternate Rights, there shall be cancelled that number of Related Performance Units, if any, which is equal to the sum of the number of shares of Common Stock purchased pursuant to said Options plus the number of said Alternate Rights which are exercised.

     4.4  Stated Value of Performance Units
     Upon making an award, the Committee shall determine (and the Performance Unit Agreement shall state) the Stated Value of the Performance Units awarded to the grantee. The Stated Value of a Performance Unit shall be calculated in a manner prescribed by the Committee with reference to a primary performance target for such Unit for a period not exceeding four years ("Award Period"), all as established by the Committee prior to the award. In no event, however, shall the Stated Value of a Performance Unit exceed 75% of the fair market value of a share of Common Stock on the date such Unit is granted.

     4.5  Payment of Non-Related Performance Units
     Payment in respect of Non-Related Performance Units shall be made to the grantee thereof within 90 days after the Award Period for such Units has ended, but only to the extent that such Units have been earned out by the attainment of the performance targets set for such Units by the Committee pursuant to Section 4.8.
Such payment shall be in an amount equal to the dollar value of the Performance Units earned out, but shall in no event exceed the Stated Value of such Units.

     4.6  Payment of Related Performance Units

          (a) Payment in respect of Related Performance Units shall be made to the grantee thereof only if, within 90 days after the Award Period for such Units has ended, the Committee shall decide to make such payment. If the Committee decides not to make such payment, or if during such 90 day period no decision is made, then such Related Performance Units shall automatically be cancelled and no payment shall become due.
          (b) If the Committee decides to make payment for Related Performance Units pursuant to Section 4.6(a), then such payments shall be made within 120 days after the Award Period for such Units has ended, but only to the extent that such Units have been earned out by the attainment of the performance targets set for such Units by the Committee pursuant to Section 4.8. Such payment shall be in an amount equal to the dollar value of the Performance Units earned out, but shall in no event exceed the Stated Value of such Units.
          (c)  Upon the decision by the Committee pursuant to
     Section 4.6(a) to make payment for any Related Performance Units, the Options to purchase shares of Common Stock related thereto shall automatically be cancelled.

     4.7  Form of Payment
     Payments for Performance Units shall be made in cash, shares of Common Stock, or partly in cash and partly in shares of Common Stock, as the Committee shall determine. To the extent that payment is made in Common Stock, the number of shares shall be determined by dividing the amount of such payment by the fair market value of a share of Common Stock as of the close of business on the last day before payment is made.

     4.8  Performance Targets
          (a) Upon the award of any Performance Units, the Committee shall establish (and the Performance Unit Agreement shall state) primary and minimum performance targets to be attained within the Award Period as a condition of such Performance Units being earned out. Each performance target shall be expressed as a cumulative compound average rate of growth in the Company's earnings per share ("EPS") over a base EPS selected by the Committee. No primary performance target shall provide for more than 18% nor less than 12% cumulative compound average growth in EPS per year over an Award Period. No minimum performance target shall provide for more than 12% nor less than 8%

     cumulative compound average growth in EPS per year over an Award Period.
          (b) Attainment by the Company of the primary performance target in respect of an Award Period will result in 100% of the Stated Value of the Performance Units being earned out. Failure by the Company to attain the minimum performance target shall mean that no portion of the Stated Value of the Performance Units has been earned out. Attainment of performance between the primary and minimum performance targets in respect of an Award Period shall result in a proportionate amount of the Stated Value of the Performance Units being earned out.
          (c) Notwithstanding the ranges of performance targets set forth in subsection (a) above and the criteria for earning Performance Units set forth in subsection (b) above, the Committee, in its sole discretion, may make exceptions to the provisions of subsections (a) and (b) above in granting Performance Units to reflect the changing nature and diversification of the Company.

     4.9  Termination of Employment
     Except as provided in Section 4.10, or except as otherwise determined by the Committee, all Performance Units granted to a participant under the Plan shall terminate upon termination of the participant's employment with the Company.

     4.10  Death, Disability or Retirement
     In the event that the employment of a participant who has been granted Performance Units under the Plan shall terminate during an Award Period by reason of death, permanent disability (as determined by the Committee), retirement at or after age 65, or, in the sole discretion of the Committee, early retirement prior to age 65, such participant shall be entitled to receive, within 120 days after the end of the Award Period, payment in respect of said Performance Units to the same extent, if at all, as if he were an employee throughout the Award Period; provided, however, that such payment shall be adjusted by multiplying the amount thereof by a fraction, the numerator of which shall be the number of full calendar months between the date of award of the Performance Units and the date that employment terminated, and the denominator of which shall be the number of full calendar months from the date of award to the end of the Award Period.

                            ARTICLE V
                      STOCK INCENTIVE RIGHTS

     5.1  Award of Stock Incentive Rights
     The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award one or more stock incentive rights
("Incentive Rights") to any participant under the Plan.

     5.2  Stock Incentive Agreements
     Incentive Rights granted under the Plan shall be evidenced by written agreements ("Stock Incentive Agreements") in such form as the Committee may from time to time determine.

     5.3  Shares Issuable Under Stock Incentive Rights
     Each Stock Incentive Agreement shall set forth the number of shares of Common Stock issuable under the Incentive Rights evidenced thereby. Subject to Sections 5.6 and 5.7, the grantee of Incentive Rights shall be entitled to receive the number of shares of Common Stock issuable thereunder, without payment, upon the expiration of the incentive period in respect of such shares.

     5.4  Incentive Period
     Each Stock Incentive Agreement shall set forth the incentive period or periods which shall be applicable to the shares of Common Stock issuable thereunder. The Committee may establish one incentive period for a specified portion of such shares of Common Stock and other incentive periods for other specified portions of such shares.

     5.5  Dividend Equivalents
     Each grantee of an Incentive Right which has not terminated shall be entitled to receive payment from the Company in an amount equal to each cash dividend the Company would have paid to such grantee had he or she, on the record date for the payment of such dividend, owned of record the shares of Common Stock which are issuable under such Incentive Right as of the close of business on such record date. Each such payment shall be made by the Company on the payment date of the cash dividend in respect of which it is to be made, or as soon as practicable thereafter.

     5.6  Termination of Employment
     Except as provided in Section 5.7, or except as otherwise determined by the Committee, all Incentive Rights granted to a participant under the Plan shall terminate upon termination of the participant's employment with the Company prior to the end of the incentive period applicable to such Incentive Rights, and in such event the participant shall not be entitled to receive any shares of Common Stock in respect thereof.

     5.7  Death, Disability or Retirement
     In the event that the employment of a participant who has been granted Incentive Rights under the Plan shall terminate during an incentive period by reason of death, permanent disability (as determined by the Committee), retirement at or after age 65, or, in the sole discretion of the Committee, early retirement prior to age 65, such participant shall be entitled to receive, upon the expiration of the incentive period, the number of shares of Common Stock equal to the product of (i) the total number of shares in respect of such Incentive Rights which the participant would have been entitled to receive upon the expiration of the incentive period had his employment not terminated, and (ii) a fraction, the numerator of which shall be the number of full calendar months between the date of award of the Incentive Rights and the date that employment terminated, and the denominator of which shall be the number of full calendar months from the date of award to the end of the incentive period.

                            ARTICLE VI
                          MISCELLANEOUS

     6.1  General Restriction
     Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     6.2  Non-Assignability
     No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

     6.3  Withholding Taxes
          (a) Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

          (b) Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements.
          (c) The grantee may satisfy, totally or in part, his obligations pursuant to paragraph (a) by electing to have shares withheld, to redeliver shares acquired under an award, or to deliver previously owned shares, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and Alternate Rights,
     (ii) the date of payment, in respect of Performance Units, and (iii) the expiration of the incentive period, in respect of Incentive Rights. Any election made under this paragraph
     (c) shall be irrevocable by the grantee and may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the grantee must satisfy his obligations pursuant to paragraph (a) in cash. If the grantee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 and seeks to have shares withheld in a manner that exempts the withholding from the provisions of
     Section 16, then the election provided for in this paragraph
     (c) must satisfy the following requirements:
               (i)  the election may not be made within six
          months after the grant of the award with respect to which the election is to be made (except that this limitation will not apply in the event death or disability of the grantee occurs prior to the expiration of the six month period); and
               (ii) the election must be made either (a) at least six months prior to the Tax Date (as defined below) or (b) in a ten day period that precedes or includes the exercise date and that begins on the third day following the public release of the Company's quarterly or annual summary statements of sales and earnings. Tax Date means the date on which the amount of tax to be withheld is measured for Federal income tax purposes.

     6.4  Right to Terminate Employment
     Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

     6.5  Non-Uniform Determinations
     The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of Stated Values and performance targets pursuant to Article IV) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

     6.6  Rights as a Shareholder
     The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

     6.7  Definitions
          (a) As used in the Plan, the term "subsidiary" means any corporation of which, at the time of reference, 50% or more of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Gannett Co., Inc. or any subsidiary thereof.
          (b) As used in the Plan, the term "affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.
          (c) As used in the Plan, the term "fair market value" as of any date and in respect of any share of Common Stock means the then most recent closing price of a share of Common Stock reflected in the consolidated trading tables of the Wall Street Journal (presently the New York Stock Exchange - Composite Transactions) or any other publication selected by the Committee, provided that, if shares of Common Stock shall not have been traded on the New York Stock Exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

     6.8  Leaves of Absence
     The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

     6.9  Newly Eligible Employees
     The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

     6.10  Adjustments
     In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, or in the event of a material spin-off or other distribution of assets, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options and Incentive Rights theretofore granted under the Plan, the option price of Options theretofore granted under the Plan, the number of Performance Units theretofore awarded under the Plan, the performance targets referred to in Section 4.8 and any and all other matters deemed appropriate by the Committee, so as to preserve the employee's economic interest in the Company relative to shareholders. The Committee may, in its discretion and for purposes of determining whether performance targets set pursuant to Article IV have been met, equitably restate the Company's EPS to take into account (i) the dilutive effect, if any, of awards under the Plan which have not resulted in the actual issuance of shares of Common Stock, (ii) the dilutive effect, if any, of acquisitions of businesses by the Company, (iii) the dilutive effect, if any, of any extraordinary and nonrecurring events, and
(iv) the effect of any changes in accounting practices, tax laws, or other laws or regulations that significantly affect the Company's reported EPS.

     6.11  Reorganization
          (a) In the event that Gannett Co., Inc. ("Gannett") is merged or consolidated with another corporation and (1) Gannett is not the surviving corporation or (2) Gannett shall be the surviving corporation and there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of Gannett are acquired by another corporation, or in the event of the reorganization or liquidation of Gannett (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board of Directors of Gannett shall propose that Gannett enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions:
               (i) by written notice to each optionee, provide that his or her Options will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine) after the date of such notice;
               (ii) advance the dates upon which any or all outstanding Options shall be exercisable;
               (iii) reduce the term of any or all incentive periods; and
               (iv) as to outstanding Performance Units, make appropriate provision for modified or new Performance Units on an equitable basis, including the modification of performance targets and/or the dates upon which any applicable Award Periods shall expire.
          (b) Whenever deemed appropriate by the Committee, any action referred to in Section 6.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

     6.12  Amendment of the Plan
     The Committee may at any time and from time to time terminate, modify or amend the Plan in any respect except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 6.10),
(ii) change the class of eligible employees, or (iii) withdraw the authority to administer the Plan from a Committee consisting of Directors not eligible to receive awards under the Plan. The termination, modification or amendment of the Plan shall not, without the consent of a participant, affect his or her rights under an award previously granted to him or her.

     6.13 Change in Control Provisions.
     Notwithstanding anything to the contrary in this Plan, the following provisions shall apply to all outstanding Incentive Rights, Options, Alternate Rights, Option Surrender Rights, and Performance Units, and all such awards granted in the future.
          (a) Definitions. The following definitions shall apply to this Section:
               (1) As used in the Plan, a "Change in Control" shall be deemed to have occurred under any one or more of the following conditions:
                    (i)  if, within three years of any merger,
               consolidation, sale of a substantial part of

               Gannett's assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of Gannett immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of Gannett or (y) of any successor to Gannett, or (z) if Gannett becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation. (Gannett shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of Gannett entitled to vote generally in the election of directors ("Voting Stock"));
                    (ii)  if, as a result of a Transaction,
               Gannett does not survive as an entity, or its shares are changed into the shares of another corporation;
                    (iii)  if any "person" (as that term is used
               in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) becomes a beneficial owner directly or indirectly of securities of Gannett representing 20% or more of the combined voting power of Gannett's Voting Stock;
                    (iv)  if three or more persons are elected
               directors of Gannett despite the opposition of a majority of the directors of Gannett then in office; or
                    (v)  upon determination by the Executive
               Compensation Committee that a Change in Control has occurred, if such a person as defined in subparagraph (iii) above becomes the beneficial owner directly or indirectly of securities of Gannett representing from 12% up to 20% of the combined voting power of Gannett's Voting Stock.
               (2) "CIC Price" shall mean the higher of (i) the highest price paid for a share of the Company's common stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (ii) the highest price paid for a share of the Company's common stock during the 60-day period immediately preceding the date of exercise of an Option, Alternate Right or Option Surrender Right or the date of expiration of the incentive period for an Incentive Right or award period for a Performance Unit, all as reported in the Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.
               (3)  "Window Period" shall mean the period
          commencing upon the date of the first public disclosure that an event which constitutes a Change in Control has occurred and ending on the 60th calendar day after such public disclosure.

     (b)  Acceleration Provisions.
               (1) Options and Alternate Rights. Option and Alternate Right agreements may, if the Committee so determines, provide that upon the occurrence of a Change in Control all outstanding Options and Alternate Rights shall become fully exercisable during the Window Period.
               If the Window Period occurs within the six-month period following the grant of an Option or an Alternate Right, then such Option or Alternate Right shall be exercisable for a period of 60 days following expiration of such six-month period, and for purposes of Article III of this Plan the employee shall be deemed employed during that 60-day period. After the close of the Window Period or the extended period provided for in the preceding sentence, Options and Alternate Rights shall be subject to their terms and provisions, including without limitation their vesting schedules, that existed prior to such period.
               (2) Stock Incentive Rights and Performance Units. Stock Incentive Rights agreements may, if the Committee so determines, provide that if there is a Change in Control, the relevant incentive period or periods will be deemed to expire on the date on which the employee notifies the Company in writing that he or she wishes to be paid for Incentive Rights under the terms of this
          Section 6.13, or, if no such notice is given, the relevant incentive period or periods will be deemed to expire on the last day of the Window Period.
               Performance Unit agreements may, if the Committee so determines, provide that if there is a Change in Control, the relevant Award Period or Periods will be deemed to end on the date on which the employee notifies the Company in writing that he or she wishes to be paid for Performance Units, or, if no such notice is given, the relevant Award Period or Periods will be deemed to expire on the last day of the Window Period.

     (c)  Limitation on Acceleration and Payment.
               (1) Intention of Section 6.13. The acceleration or payment of Plan awards could, in certain circumstances, subject the employee to the excise tax provided under section 4999 of the Internal Revenue Code of 1986 (the "Code"). It is the object of this
          Section 6.13 to see that each employee retains in full the benefits of the Plan and to provide for the maximum after-tax income to each employee.
               Accordingly, the employee must determine, before any payments are made on awards governed by
          Section 6.13(b)(2), which of two alternative forms of acceleration will maximize the employee's after-tax proceeds, and must notify the Company in writing of his or her determination.
               The first alternative is the payment in full of all awards governed by Section 6.13(b)(2).

               The second alternative is the payment of only a part of the employee's awards so that the employee receives the largest payment possible without causing an excise tax to be payable by the employee under section 4999 of the Code (or any amended or successor provision). This second alternative is referred to in this Section as "Limited Vesting".
               (2)  Limitation on Employee's Rights.  The
          employee's awards shall be paid only to the extent permitted under the alternative determined by the employee to maximize his or her after-tax proceeds, and the employee shall have no rights to any greater payments on his or her awards.
               (3)  Determination to be Conclusive.  The
          determination of whether Limited Vesting is required and the application of the rules in Sections 6.13(d)(3) and 6.13(d)(4) shall initially be made by the employee and all such determinations shall be conclusive and binding on the Company unless the Company proves that they are clearly erroneous. In the latter event, such determinations shall be made by the Company.

     (d)  Payments.
               (1) Alternate Rights and Option Surrender Rights. Any Alternate Right exercised during the Window Period shall be paid solely in cash equal to 80% of the amount calculated by multiplying the number of shares as to which such right is being exercised by the difference between the CIC Price and the option price per share of the related Option; provided, however, that the amount of the payment shall not exceed 100% of the fair market value of a share of Common Stock on the date the Option related to said Alternate Right was granted.
               Payment of Alternate Rights or Option Surrender Rights that have been exercised shall be made five calendar days following the exercise, based upon the CIC Price in existence through the exercise date. An additional payment shall be made on the date six months after the last day of the Window Period to the extent that the CIC Price has increased.
               (2) Incentive Rights and Performance Units. The Company shall pay employee in cash, for all Incentive Rights whose incentive period has expired pursuant to
          Section 6.13(b)(2), within five days of the date it is notified by the employee that payment is desired. If the employee fails to give such notice, the Incentive Rights shall be paid on the 61st calendar day after the Window Period begins. An additional payment for Incentive Rights shall be made on the date six months after the last day of the Window Period to the extent that the CIC Price has increased.
               The Company shall pay employee in cash, for all Performance Units whose award period has expired pursuant to Section 6.13(b)(2), within five days of the date it is notified by the employee that payment is desired. If the employee fails to give such notice, payment shall be made on the 61st calendar day after the Window Period begins. No payment shall be made for any Performance Unit that is not outstanding on the date on which notice is given by the employee that payment for the Performance Unit is desired. At the time such notice is given, all related Options, Alternate Rights, and Option Surrender Rights shall be deemed cancelled.

               The amount of cash to be paid, subject to Sections 6.13(d)(3) and 6.13(d)(4), shall be determined by multiplying the number of units or rights, as the case may be: (i) in the case of Incentive Rights, by the CIC Price, based on the CIC Price in existence through the day five days before the payment date, (ii) in the case of Performance Units as to which the award period has not ended prior to the occurrence of a Change in Control, by the Stated Value of such units as determined by the Committee at the time of grant, without regard to the performance criteria applicable to such Performance Units, and (iii) in the case of Performance Units as to which the award period has ended on or prior to the occurrence of a Change in Control, by the Stated Value of such units as determined in accordance with Section 4.8(b) of this Plan.
               Notwithstanding the preceding paragraphs,
          Incentive Rights and Performance Units outstanding less than six months upon the occurrence of a Change of Control shall not be paid in cash until the expiration of such six month period.

               (3)  Limitation on Initial Payment.
          Notwithstanding Sections 6.13(d)(1) and 6.13(d)(2), if Limited Vesting applies then the amount initially paid on exercise or payment of an award shall not exceed the largest amount that can be paid without causing an excise tax to be payable by the employee under section 4999 of the Code (or any amended or successor provision). If payments are so limited, awards shall be deemed paid in the following order:
                    (i)  all exercised Options, Alternate Rights
               or Option Surrender Rights that were accelerated pursuant to Section 6.13(b)(1) shall be deemed paid first;
                    (ii)  all awards of non-related Performance
               Units shall then be deemed paid;
                    (iii)  all awards of related Performance
               Units not cancelled by the exercise of related Options, Alternate Rights or Option Surrender Rights shall then be deemed paid; and
                    (iv)  finally, all awards of Stock Incentive
               Rights shall be deemed paid.
               As among awards or portions of awards of the same type, those vesting at the most distant time in the future (absent a Change in Control) shall be deemed paid first.
               (4)  Limitation on Additional Payment.
          Notwithstanding Sections 6.13(d)(1) and 6.13(d)(2), if the employee determines that Limited Vesting applies to payments due on the date six months after the last day of the Window Period, the payments made on that date shall not exceed the largest amount that can be paid without causing an excise tax to be payable by the employee under section 4999 of the Code (or any amended or successor provision).
               (5) Survival of Awards. Any award not exercised or deemed paid at or before the end of the Window Period shall, after the end of the Window Period, remain outstanding and be subject to its terms and provisions, including without limitation its vesting schedule, that existed prior to the Window Period.

     (e)  Option Surrender Rights.
          The Committee, in its discretion, may grant to holders of Options outstanding under the Plan and to grantees of Options granted in the future, option surrender rights as to all or some of the Options granted to such persons under the Plan, such rights being referred to in this Plan as Option Surrender Rights. Such Option Surrender Rights shall be evidenced by Option Surrender Rights agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:
               (1) Grant. Each right shall relate to a specific Option granted under the Plan and shall be granted to the optionee either concurrently with the grant of such Option, or at such later time as determined by the Committee.

               (2) Exercise. A right shall entitle an optionee, to the extent the optionee so designates, to receive cash as determined under Section 6.13(e)(3). A right may be exercised only during the Window Period and is exercisable only to the extent that the related Option is exercisable. An optionee wishing to exercise a right shall give written notice of such exercise to the Company.
               (3) Amount of Cash. The amount of cash payable upon the exercise of a right shall be determined by multiplying the number of shares as to which the right is being exercised by the difference between the CIC Price and the option price of the shares as to which the right is being exercised.
               (4) Applicability of Other Sections. Sections 2.6, 2.7, 2.8 (except as provided in Section 6.13(f)), and Section 2.9 of the Plan shall apply to Option Surrender Rights under this Section.
               (5) Limitation on Officers and Directors. Option Surrender Rights held by officers or directors of the

          Company cannot be exercised within a period of six months following their date of grant.

          (f) After a Change in Control, an employee will be deemed employed for purposes of the Plan through the 61st calendar day after the beginning of the Window Period, unless his or her employment is terminated for Cause. For the purposes of this paragraph, "Cause" shall mean (i) any material misappropriation of funds or property of the Company by Employee; (ii) unreasonable (and persistent) neglect or refusal by Employee to perform his duties, which he does not remedy within 30 days after receipt of written notice; or (iii) conviction of Employee of a felony.

          (g) The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by an employee in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceeding involving, the provisions of this Section 6.13, whether or not initiated by the employee.

          (h) The provisions of this Section 6.13 shall not be applied or interpreted in a manner which would decrease the rights held by, or the payments owing to, an employee under an employment agreement with the Company that contains specific provisions applying to Plan awards in the case of a change in control or similar event, and if there is any conflict between the terms of such employment agreement and the terms of this Section 6.13, the employment agreement shall control.